Exhibit 99.1

DANAHER CEO TO COMMENT ON FINANCIAL PERFORMANCE
Washington, D.C., January 9, 2023 - Danaher Corporation (NYSE: DHR) (the “Company”) announced that its President and Chief Executive Officer, Rainer M. Blair, will comment tomorrow on the Company’s fourth quarter 2022 performance in a presentation at the J.P. Morgan Healthcare Conference at 1:30 p.m. PT.
For the fourth quarter 2022, estimated revenues are anticipated to increase in the low-single digit percent range year-over-year. The Company expects estimated non-GAAP core revenue growth in the high-single digit percent range, which would be above the Company’s previously announced guidance of flat to a low-single digit percent decline. Non-GAAP base business core revenue growth is expected to be in the high single-digit percent range, which is in line with the Company’s previously announced guidance.
Mr. Blair stated, “Our team successfully navigated a challenging environment to deliver better-than-expected fourth quarter results and a strong finish to 2022. We are very pleased with the continued strength in our base business which had another quarter of high-single digit core revenue growth. We also saw better than expected growth in Cepheid’s molecular diagnostics business driven by more than $1 billion in respiratory testing revenue during the quarter.”
Blair continued, “Our fourth quarter results highlight the resilience and attractive end-market positioning of the businesses that make up Danaher today. Looking ahead, we believe the strength of the portfolio, combined with our outstanding team and the power of the Danaher Business System will enable us to continue delivering sustainable, long-term shareholder value for many years to come.”
As previously announced, Danaher will hold its quarterly earnings conference call for the fourth quarter and full year 2022 on Tuesday, January 24, 2023 at 8:00 a.m. ET.
ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in the demanding and attractive health care, environmental and applied end-markets. With more than 20 operating companies, Danaher’s globally diverse team of approximately 80,000 associates is united by a common culture and operating system, the Danaher Business System, and its Shared Purpose, Helping Realize Life’s Potential. For more information, please visit www.danaher.com.
FORWARD LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company's estimated financial performance for the fourth quarter and future prospects, future shareholder value generation and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the highly uncertain and unpredictable severity, magnitude and duration of the COVID-19 pandemic (and the related governmental, business and community responses thereto) on our business, results of operations and financial condition, the impact of our debt obligations on our operations and liquidity, deterioration of or instability in the economy, the markets we serve and the financial markets (including as a result of the COVID-19 pandemic), uncertainties relating to U.S. laws or policies, including potential changes in U.S. trade policies and tariffs and the reaction of other countries thereto, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government to use, disclose and license certain intellectual property we license if we fail to commercialize it, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, the impact of deregulation on demand for our products and services, the impact of climate change, or legal or regulatory measures to address climate change, labor matters and our ability to recruit, retain and motivate talented employees, international economic, political, legal, compliance, social and business factors (including the impact of the military conflict between Russia and Ukraine and the United Kingdom's separation from the European Union), disruptions relating to man-made and natural disasters (including pandemics such as COVID-19), pension plan costs, inflation and supply chain disruption. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2021 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2022. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
John T. Bedford
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Estimated Sales Growth, Core Sales Growth and Base Business Core Sales Growth

% Estimated Change Three-Month Period Ended December 31, 2022 vs. Comparable 2021 Period
Total sales growth (GAAP)	+Low-single digit
Impact of:
Acquisitions/divestitures	Flat
Currency exchange rates	+Mid-single digit
Core sales growth (non-GAAP)	+High-single digit

Impact of COVID-19 related testing	Flat
Base business core sales growth (non-GAAP)	+High-single digit
Statement Regarding Non-GAAP Measures
Core sales growth (and the related measure “base business core sales growth”) should be considered in addition to, and not as a replacement for or superior to, sales growth, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering an additional way of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to identify underlying growth trends in our business and compare our revenue performance with prior and future periods and to our peers.
Management uses core sales growth and base business core sales growth to measure the Company’s financial performance and uses core sales growth as a performance criteria in the Company’s executive compensation program.
While we expect overall demand for the Company’s COVID-19 related products to moderate as and to the extent the pandemic subsides, as the pandemic evolves toward endemic status we believe a level of demand for the Company’s products that support COVID-19 related vaccines and therapeutics (including initiatives that seek to prevent or mitigate similar, future pandemics) and COVID-19 testing will continue. However, on a relative basis, we expect the level of ongoing demand for products supporting COVID-19 testing will be subject to more fluctuations in demand than the level of demand for products supporting COVID-19 related vaccines and therapeutics. Therefore, in addition to disclosing core revenue growth, we disclose “base business core sales growth” on a basis that excludes revenues related to COVID-19 testing and includes revenues from products that support COVID-19 related vaccines and therapeutics. We believe this additional measure provides useful information to investors by facilitating period-to-period comparisons of our financial performance and identifying underlying growth trends in the Company’s business that otherwise may be obscured by fluctuations in demand for COVID-19 testing as a result of the pandemic.
With respect to these non-GAAP measures, (1) we also exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we also exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
3